As filed with the Securities and Exchange Commission on November 26, 2014

Registration No. 333-____

 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

 INPHI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0557980 (I.R.S. Employer Identification No.)

2953 Bunker Hill Lane, Suite 300 Santa Clara, CA (Address of principal executive offices)	95054 (Zip Code)

Restricted Stock Units Granted as Employment Inducement Awards Outside of a Plan

(Full title of the plans)

Ford Tamer President and Chief Executive Officer Inphi Corporation 2953 Bunker Hill Lane, Suite 300 Santa Clara, CA 95054 (408) 217-7300 (Name, address and telephone number of agent for service)	Copy to: Allison Leopold Tilley, Esq. Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

☐ Large accelerated filer	☒ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share:	952,475(2)	$14.33	$13,648,967	$1,586

(1)     Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)     Consists of restricted stock units issued outside of the Registrant’s employee equity compensation plans to certain individuals to induce such individuals to accept employment with the Registrant.

(3)     Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 25, 2014.

EXPLANATORY NOTE

To induce certain former employees of Cortina Systems, Inc. to accept employment with the Registrant, the Registrant granted a total of 952,475 units of restricted stock (the “Employment Inducement Awards”) to these individuals on October 16, 2014 (the “Grant Date”).

Each Employment Inducement Award will vest in equal annual installments over 4 years from the Grant Date.  Each Employment Inducement Award was approved by the Registrant’s Board of Directors in compliance with and in reliance on Section 303A(8) of the NYSE Listed Company Manual, which exempts employment inducement grants from the general requirement of the NYSE Listed Company Manual that equity-based compensation plans and arrangements be approved by stockholders. The Employment Inducement Awards were granted outside of the Registrant’s equity incentive plans.  This Registration on Form S-8 (this “Registration Statement”) registers, among other securities described below, shares of Common Stock issuable pursuant to the Employment Inducement Awards.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Program Annual Information. *

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents and information previously filed with the SEC by the Registrant are incorporated by reference herein (excluding any portions of such documents that were “furnished”, “not filed”, for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(a)     Registrant’s Annual Report on Form 10-K (File No. 001-34942) for the fiscal year ended December 31, 2013, filed with the SEC on March 5, 2014.

(b)     Registrant’s Quarterly Reports on Form 10-Q (File No. 000-34942) for the fiscal quarter ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 7, 2014, August 5, 2014 and November 7, 2014, respectively.

(c)     Registrant’s Current Reports on Form 8-K (File No. 000-34942) filed with the SEC on April 24, 2014, June 3, 2014, August 1, 2014, October 6, 2014 and October 28, 2014, and Current Report on Form 8-K/A (File No 000-34942) filed with the SEC on November 7, 2014.

(d)     The description of Registrant’s common stock contained in Registrant’s registration statement on Form 8-A (File No. 000-34942) filed on October 29, 2010 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant’s Restated Certificate of Incorporation (Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K) and the Registrant’s Amended and Restated Bylaws (Exhibit 3(ii).(2) to the Registrant’s Registration Statement on Form S-1 (File No. 333-167564) (the “Form S-1 Registration Statement”)) provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has entered into Indemnification Agreements (Exhibit 10.3 to the Form S-1 Registration Statement) with its officers and directors that will require the Registrant to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item  8. Exhibits

Exhibit No.	Description

4.1	Form of Notice of Stock Unit Award and Stock Unit Agreement.

4.2

Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i) to the Registrant’s annual report on Form 10-K for the year ended December 31, 2010 (File No. 001-34942).

4.3	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(ii).2 filed with Registration Statement on Form S-1 (File No. 333-167564), as amended).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed with Registration Statement on Form S-1 (File No. 333-167564), as amended).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of attorney (included in the signature page to this Registration Statement).

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Clara, State of California, on the 26th day of November, 2014.

INPHI CORPORATION

By	/s/ Ford Tamer
Ford Tamer
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ford Tamer and John Edmunds and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ford Tamer	President, Chief Executive Officer (Principal Executive Officer) and Director	November 26, 2014
Ford Tamer

/s/ John Edmunds	Chief Financial Officer (Principal Financial and Accounting Officer)	November 26, 2014
John Edmunds

/s/ Diosdado P. Banatao	Chairman of the Board	November 26, 2014
Diosdado P. Banatao

/s/ Nicholas Brathwaite	Director	November 26, 2014
Nicholas Brathwaite

/s/ Chenming Hu	Director	November 26, 2014
Chenming Hu

/s/ David Liddle	Director	November 26, 2014
David Liddle

/s/ Bruce McWilliams	Director	November 26, 2014
Bruce McWilliams

/s/ Sam S. Srinivasan	Director	November 26, 2014
Sam S. Srinivasan

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Form of Notice of Stock Unit Award and Stock Unit Agreement.

4.2

Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i) to the Registrant’s annual report on Form 10-K for the year ended December 31, 2010 (File No. 001-34942)).

4.3	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(ii).2 filed with Registration Statement on Form S-1 (File No. 333-167564), as amended).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed with Registration Statement on Form S-1 (File No. 333-167564), as amended).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of attorney (included in the signature page to this Registration Statement).